CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 21 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated April 26, 2021 relating to the financial statements of each of the subaccounts of TIAA-CREF Life Separate Account VA-1 indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 26, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 21 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated March 11, 2021 relating to the financial statements of TIAA-CREF Life Insurance Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 26, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 21 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated March 11, 2021 relating to the financial statements of Teachers Insurance and Annuity Association of America. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 26, 2021